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EXHIBIT 10.46

                                  EQUIPMENT LEASE

     THIS EQUIPMENT LEASE (the "Lease") is entered into as of the 27th day of January, 1999, between DGJ, L.L.C., a Delaware limited liability company, with its principal place of business located at 600 Central Avenue, Suite 262, Highland Park, Illinois 60035 ("Lessor") and BPI Packaging Technologies, Inc., a Delaware corporation, with its principal place of business located at 455 Somerset Avenue, North Dighton, Massachusetts 02764 ("Lessee").

                                W I T N E S S E T H:

     WHEREAS, Lessor and Lessee desire to enter into an agreement for the leasing of certain equipment described herein on the terms and subject to the conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. LEASE. Lessor shall lease to Lessee, and Lessee hereby accepts and leases from Lessor, the personal property described on Schedule A attached hereto and made a part hereof (hereinafter, together with all replacement parts, repairs, additions and accessories incorporated therein and/or affixed thereto, the "Equipment") on the terms and subject to the conditions hereinafter set forth. All prior leases relating to the Equipment between Lessee and other Lessors are hereby terminated.

     2. TERM. The initial term of this Lease shall commence on the date hereof and terminate on the tenth annual (10th) anniversary of the date hereof, unless terminated sooner as hereinafter set forth.

     3. RENT. The rent for the Equipment shall be One Hundred Two Thousand and No/100 Dollars ($102,000.00) per month payable monthly in advance. The first payment of rent shall be due on the first day of the month after the effective date of this Lease and shall be a pro rata portion of the monthly rent. Thereafter, rent shall be paid on the first (1st) day of each successive month during any term hereof, or any extension or renewal thereof.
 Lessee shall pay Lessor said rent at the office of Lessor set forth in the preamble of this Lease, or at such other place as Lessor may from time to time designate in writing.

     4.  CONDITION OF EQUIPMENT, DELIVERY, INSTALLATION, AND TECHNICAL
ASSISTANCE.

     (a) CONDITION OF EQUIPMENT. The Lessee acknowledges that the Equipment being leased hereunder is being leased "as is, where is," and Lessee agrees to accept and lease such Equipment at its own risk. LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER MATTER CONCERNING THE EQUIPMENT.

     (b) DELIVERY OF EQUIPMENT. To the extent the Equipment is not otherwise located at the Lessee's premises at 455 Dighton Avenue, Somerset, Massachusetts (the "Premises"), Lessor shall, at Lessee's expense, pack the Equipment and deliver the Equipment to Lessee at the Lessee's premises. Lessee shall, at its expense, be responsible for unpacking, installing, and connecting the Equipment at the Lessee's premises.

     (c) LOSSES. Lessor shall not be liable for any losses or damages of any kind (whether incidental, consequential or otherwise) suffered by Lessee or by any other person or entity, including, without limitation, damages resulting from business interruption and injury to persons or property, resulting from non-delivery or late delivery, installation, failure or faulty operation, condition, suitability or use of the Equipment.

     5. MAINTENANCE OF THE EQUIPMENT. During the term of this Lease and any extension or renewal thereof, Lessee shall, at its expense, maintain the Equipment in good condition and repair and in safe working order, ordinary wear and tear resulting from proper use thereof excepted. Lessee shall be responsible for all costs


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associated with the repair and maintenance of the Equipment.  There shall be no abatement of rent during any time the Equipment is under repair or is not operating. Not in limitation of the foregoing, Lessee shall be solely responsible for the following: (i) the addition of safety devices and guards to, or the repair or replacement of missing, outdated or deficient safety devices and guards on, the Equipment, or otherwise ensuring the compliance and condition of the Equipment or the Premises, as may be necessary to meet any and all applicable governmental safety standards, in effect on the date hereof and at all times hereafter, including without limitation, all safety standards under OSHA regulations; (ii) the compliance with all governmental regulations with respect to the affixation of prominently displaced legible warning labels on the Equipment; and (iii) ensuring that all persons using or affected by the Equipment are properly trained and supervised and are provided with adequate safety equipment.

     6.  USE OF EQUIPMENT, LOCATION AND ACCESS.

     (a) USE AND LOCATION. The Equipment shall be used exclusively for the manufacture of products sold by Lessee. Lessee shall maintain and operate the Equipment exclusively at the Premises and shall not remove the Equipment therefrom without the prior written consent of Lessor.

     (b) ACCESS. Lessee shall provide Lessor access, during normal business hours, to the Equipment, to any meters attached to or provided with the Equipment, and to all maintenance and other records concerning the Equipment, including, without limitation, all records concerning the compliance with governmental safety standards.

     7.  EXPENSES, TAXES, INSURANCE, AND RISK OF LOSS.

     (a) EXPENSES AND TAXES. Except as otherwise herein specifically provided, Lessee shall pay all costs and expenses of every character related to the purchase, sale, ownership, delivery, leasing, possession, use, operation or sale of the Equipment, including, without limitation, all license and registration fees, repairs, maintenance, taxes, assessments, governmental and other charges imposed upon the Equipment. Such amounts shall be paid as additional rent hereunder.

     (b) INSURANCE. Lessee, at its sole cost and expense, will procure and maintain: (i) insurance against any risk of loss or theft of or damage from any and every cause to the Equipment, for the full replacement value thereof;
(ii) public liability and property damage insurance; and (iii) personal injury and products liability insurance, in forms and amounts reasonably satisfactory to Lessor. Such policy or policies shall not be subject to cancellation or modification with less than thirty (30) days notice to Lessor. Lessee shall provide Lessor with a certificate of insurance, naming Lessor as an additional insured as its interest may appear, within ten (10) days of the commencement of this Lease and any and all certificates of renewal not less than thirty (30) days prior to the renewal of any such policy or policies. Lessee shall be responsible for procuring such other or additional insurance as it may deem desirable or appropriate to protect its interests or obligations hereunder.

     (c) RISK OF LOSS. Until the Equipment is returned to Lessor upon the termination of this Lease, Lessee hereby assumes and shall bear the entire risk of loss, damage to, theft of, or destruction of the Equipment for any cause whatsoever ("Loss or Damage") whether or not such Loss or Damage is covered by insurance. Such risk of loss shall pass to Lessee upon Lessor's commencement of delivery of the Equipment to Lessee or upon the effective date hereof, if no such delivery is required. No such Loss or Damage shall relieve Lessee of any of its obligations under this Lease. Lessee shall immediately notify Lessor of any accident or event of loss involving the Equipment.

     8.  INDEMNIFICATION AND WAIVER.

     (a) INDEMNITY. Lessee for itself and for its successors, assigns, stockholders, officers, directors, employees, and representatives, hereby indemnifies and agrees to defend and hold Lessor and its successors, assigns, members, stockholders, officers, directors, employees, and representatives, harmless from and against any and all claims (including, without limitation, claims of personal injury or property damage), actions, liabilities, losses and costs (including, without limitation, reasonable attorneys' fees and expenses), arising out of, resulting from or in any way attributable to the use or operation of the Equipment, while in Lessee's possession, or any devices, materials or things to which the products manufactured with the Equipment are made a part, notwithstanding the subsequent transfer of such products, devices, materials or things to any third party, regardless of whether Lessor or others may


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be wholly, concurrently, partially, jointly or solely negligent or otherwise at fault.  This subparagraph shall survive the termination of this Lease.

     (b) WAIVER. Lessee, for itself and its insurance carriers, forever waives any workers compensation lien, if any, and subrogation rights against Lessor, its successors, assigns, stockholders, officers, directors, employees, or representatives, for any personal injuries arising out of, resulting from or in any way attributable to the use or operation of the Equipment, occurring on or after the date the Equipment is or was first delivered to or put in service by Lessee. Further, Lessee, for itself and its insurance carriers, covenants and agrees not to threaten or bring action or suit against Lessor, its successors, assigns, members, stockholders, officers, directors, employees, or representatives, for any losses, liabilities, damages, costs or expenses, including, without limitation, reasonable attorneys' fees and expenses that Lessee may incur on or after the date hereof arising out of, resulting from or in any way attributable to the use or operation of the Equipment. This subparagraph shall survive the termination of this Lease.

     9. EARLY TERMINATION; EXPIRATION AND PAYMENT THEREON; SURRENDER AND RETURN OF EQUIPMENT; STORAGE.

     (a) Omitted.

     (b) EXPIRATION AND PAYMENT THEREON. Upon the expiration of this Lease at the end of its term as provided Paragraph 2, or earlier termination as herein provided, Lessee shall pay to Lessor the cash sum of Six Million Eight Hundred Thousand Dollars ($6,800,000), and title to the Equipment shall thereupon vest in Lessee. Lessor shall execute all such bills of sale, releases and other instruments as are appropriate and customary to effectuate such transfer. Payment of such amount shall be made to Lessor by Lessee on the last day of the term of this Lease. Such payment shall not be due if early termination is elected by Lessor pursuant to Paragraph 9(a) and Lessee has duly and timely returned the Equipment to Lessor and complied with all other terms and conditions hereof.

     (c) GENERAL. Upon early termination pursuant to Paragraph 9(a), or upon expiration of the term of this lease but failure to pay the amount required of Lessee under Paragraph 9(b), Lessee shall make available the Equipment, in good condition and repair and in working order, by disconnecting the Equipment and providing Lessor or Lessor's authorized representatives, access to Lessee's facilities at such time or times as requested by Lessor to enable Lessor to package and remove the Equipment from Lessee's facility. Upon Lessor's request, subsequent to the termination or expiration hereof, Lessee shall store the Equipment upon its Premises for so long as may be requested by Lessor, at no charge to Lessor.

     10. DEFAULT; COMPLIANCE WITH SECURITIES PURCHASE AGREEMENT. It shall be an event of default hereunder if: (i) Lessee fails to pay any rent or other charges due hereunder when due and such failure shall continue for five
(5) days, or Lessee fails to make the payment required upon termination of this Lease under paragraph 9 hereof by the date indicated therein; (ii) Lessee fails to perform any other covenant herein and such failure shall continue for ten (10) days after written notice thereof by Lessor to Lessee;
(iii) Lessee shall cease to do business as a going concern; (iv) a petition is filed by or against Lessee under the United States Bankruptcy Code or any amendment thereto (including a petition for reorganization or an arrangement), which if involuntary is not discharged within ninety (90) days;
(v) Lessee makes a general assignment for the benefit of its creditors; (vi) Lessee sells, transfers or disposes of all or substantially all of its assets or property; (vii) Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment; or (viii) upon any Event of Default under that certain Securities Purchase Agreement dated as of the date hereof between Lessor and Lessee or any Related Document (as defined therein). In the event of the occurrence of a default: (1) all sums to become due hereunder, including but not limited to the $6,800,000 payment due upon expiration, shall, at Lessor's option, become due and payable forthwith; or (2) the Equipment shall upon Lessor's demand be surrendered in accordance with Paragraph 9 or Lessor and/or its agents may, without notice or liability or legal process, enter into any premises under the control of Lessee, or any agent of Lessee, where the Equipment may be or where Lessor believes the Equipment to be, and repossesses all or any part of the Equipment, discontinue and separate all thereof from any other property and using all force necessary or permitted by applicable law to do so. Lessee hereby expressly waives all further rights to possession of the Equipment and all claims for injuries suffered through or caused by such repossession. Should any legal proceedings be instituted by Lessor to recover any moneys due or to become due hereunder and/or for possession of any or all of the Equipment, Lessee shall pay all expenses incurred by Lessor in exercising or


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attempting to exercise its rights, powers and remedies herein conferred or now or hereafter existing, at law or in equity, or in collecting or attempting to collect moneys due or to become due under the Lease, including, without limitation, reasonable attorneys' fees and expenses.

     To the extent permitted by applicable law, Lessee waives any and all rights and remedies conferred upon a lessee by Sections 2A-401 and 2A-402, and Sections 2A-508 through 2A-522 of the Illinois Uniform Commercial Code, including, but not limited to, Lessee's rights to: (a) cancel, terminate, repudiate or rescind this Lease; (b) suspend performance of any of its obligations; (c) reject the Equipment or revoke acceptance of the Equipment after Lessee shall have executed and delivered to Lessor the Delivery and Acceptance Certificate for the Equipment; (d) recover damages or rent or the Equipment from Lessor for any breach of warranty or for any other reason, or deduct any damages from any rent or other sums due Lessor; (e) claim a security interest in the Equipment in Lessee's possession or control for any reason; (f) sell or otherwise dispose of the Equipment, or claim any expenses in connection therewith; (g) deduct from rental payments or any other sums due hereunder all or any part of any claimed damages resulting from Lessor's default under this Lease; (h) accept partial delivery of the Equipment; (i) "cover" by making any purchase or lease of other equipment in substitution for the equipment due from Lessor hereunder; (j) recover from the Lessor or any Assignee any general, special, incidental or consequential damages, for any reason whatsoever; and (k) specific performance, replevin or the like for any of the Equipment.

     To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Equipment in mitigation of Lessor's damages, as set forth in this Section or which may otherwise limit or modify any of Lessor's rights or remedies under this Section.

     Lessee expressly agrees to perform, observe and comply with each term, covenant and condition imposed on it under the Securities Purchase Agreement. Any default by Lessee thereunder shall be deemed a default by Lessee hereunder.

     11. OWNERSHIP, PERSONAL PROPERTY, AND FURTHER ASSURANCES. The Equipment is, and shall at all times during the term hereof remain, the sole and exclusive property of Lessor. Lessee shall have no right, title or interest to the Equipment except as expressly set forth in this Lease.
Lessee shall not part with possession or control of the Equipment or sell, pledge, mortgage, otherwise encumber, or allow any financing statements to be filed against the Equipment or any part thereof or any interest under this Lease. The Equipment shall remain personal property regardless of whether it becomes affixed or attached to real property. Lessee shall execute and deliver to Lessor, upon Lessor's request, such instruments and assurances as Lessor deems necessary or advisable for the confirmation or recordation of this Lease and Lessor's rights in the Equipment. Where so provided by law, Lessor may execute and file an appropriate Financing Statement on Lessee's behalf. After payment in full of all amounts due hereunder or upon the termination of this Lease and the return of the Equipment to Lessor, Lessor agrees to execute a release of any Financing Statement filed against the Equipment and Lessee. If Lessor has put a label or any other identifying mark on the Equipment, Lessee shall not remove the same, without the prior written consent of Lessor.

     12. ASSIGNMENT. Lessee shall not assign or pledge this Lease or any interest therein, or sublet or lend the Equipment, without the prior written consent of Lessor. Lessor may assign this Lease without notice and the assignee shall succeed to the rights of Lessor. Lessee is precluded from asserting against any such assignee of Lessor any defense, set-off, counterclaim or action which Lessee may have against Lessor. Upon notification of such assignment, all payments required hereunder shall be made in accordance with Lessor's directions.

     13.  GENERAL PROVISIONS.

     (a) ENTIRE AGREEMENT; SEVERABILITY. This Lease constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all discussions, negotiations and agreements among the parties, whether written or oral, prior to or contemporaneous with the date hereof. If any provision of this Lease is found invalid, unenforceable or in violation of any law by a court of competent jurisdiction, such provision shall be modified only to the extent necessary to enable such provision to be valid and enforceable, without affecting the remaining portions of this Lease, which shall remain in full force and effect. No representation, inducement,


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agreement, promise or understanding altering, modifying, taking from or adding to the terms and conditions hereof shall have any force or effect unless the same is in writing and validly executed by the parties hereto.

     (b) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois. The parties hereto consent and submit to the jurisdiction of any local, state or federal court located in Cook County, Illinois for purposes of resolving any disputes arising hereunder and said courts shall have the exclusive jurisdiction to adjudicate the rights and obligations of the parties arising out of or relating in any manner to this Lease. In the event that it becomes necessary to bring legal action to enforce any of the provisions of this Lease, the prevailing party shall, in addition to any other rights at law or in equity, be entitled to recover its expenses of such action, including, without limitation, attorneys' fees and expenses, from the nonprevailing party.

     (c) WAIVER. Except to the extent specifically set forth herein, no waiver, forbearance or failure by any party of its right to enforce any provision of this Lease shall constitute a waiver or estoppel of such party's right to enforce any other provision of this Lease or such party's right to enforce such provision in the future.

     (d) NOTICES. Any notice or other communication required or permitted under this Lease shall be valid and effective only if given by written instrument that is personally delivered or sent by telegraph, telecopier, or registered or certified mail, postage prepaid, addressed in accordance with the addresses set forth in the preamble of this Lease. Any party may change the address at which it is to be given notice by giving notice to the other party as provided in this subparagraph 13(d).

     (e) SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (f) HEADINGS. The paragraph headings in this Lease are for reference purposes only and are not intended to limit or restrict, expand or otherwise affect the meaning or interpretation of the provisions of this Lease.

     (g) COUNTERPARTS. This Lease may be executed in one or more counterparts which, when taken together, shall constitute one and the same Agreement. Any party may execute and deliver this Lease by executing and delivering any such counterpart.

     14. REPLACEMENT OF PREVIOUS LEASE. This Lease is executed in full replacement of and full substitution for that certain Equipment Lease dated as of January 27, 1999 between Lessor and Lessee.

     IN WITNESS WHEREOF, the parties have duly executed this Equipment Lease as of the date first above written.

                              BPI Packaging Technologies, Inc.

                              By:    /s/ James F. Koehlinger
                                     -----------------------
                              Title: Chief Financial Officer

                              DGJ, L.L.C.

                              By:    /s/ Gary R. Edidin
                                     -----------------------
                              Title: President


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                SCHEDULE A TO EQUIPMENT LEASE DATED JANUARY 27, 1999
              BETWEEN DGJ, L.L.C. AND BPI PACKAGING TECHNOLOGIES, INC.

     The "Equipment" subject to the Lease means all Equipment described or referenced in those certain Bills of Sale executed by Charter Financial Corporation, the CIT Group/Equipment Financing, Inc., FINOVA Capital Corporation, General Electric Capital Corporation, Mellon Financial Corporation, Phoenixcor, and Textron Financial Corporation, or their subsidiaries or affiliates, each dated on or about January 22, 1999, and, in addition, all "Equipment" under and as defined in that certain Bill of Sale dated January 27, 1999 executed by BPI Packaging Technologies, Inc., as grantor to DGJ, L.L.C.